Exhibit 99.1

NEWS

	INVESTOR CONTACT:	(818) 225-3550
David Bigelow or Lisa Riordan
	MEDIA CONTACT:	(800) 796-8448

COUNTRYWIDE REPORTS FEBRUARY 2006 OPERATIONAL RESULTS

CALABASAS, CA (March 9, 2006) – Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended February 28, 2006. Operational highlights included the following:

•                  Mortgage loan fundings for the month of February totaled $31 billion, rising 15 percent from February 2005 and bringing year-to-date fundings to $64 billion.

•                  Monthly purchase volume was $14 billion, an increase of 12 percent from February 2005. This brought year-to-date purchase activity to $28 billion.

•                  Adjustable-rate loan fundings for the month of February were $16 billion, an increase of 11 percent from February 2005. Year-to-date adjustable-rate volume totaled $33 billion.

•                  Home equity loan fundings for February rose by 30 percent from February 2005 to $3.4 billion, which brought year-to-date home equity loan fundings to $6.9 billion.

•                  Nonprime loan fundings in February were $2.8 billion, which compares to $2.6 billion for the same period last year. Year-to-date nonprime volume totaled $5.9 billion.

•                  Pay-option loan fundings for the month were $5.6 billion, as compared to $4.6 billion in February 2005. Year-to-date pay-option fundings were $12.4 billion. Interest-only loan volume was $6.3 billion for the month of February 2006, which compares to $4.6 billion for the same period a year ago. Year-to-date interest-only fundings were $13.2 billion.

•                  It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to total 100 percent of total fundings.

•                  Average daily mortgage loan application activity in February was $2.5 billion, up 8 percent from the February 2005 level. The mortgage loan pipeline also rose by 8 percent from February 28, 2005 to reach $59 billion at February 28, 2006.

•                  The mortgage loan servicing portfolio totaled $1.14 trillion at February 28, 2006, an increase of $259 billion, or 29 percent, from February 28, 2005.

•                  Total assets at Countrywide Bank reached $79 billion at February 28, 2006, an increase of $33 billion, or 71 percent, from February 28, 2005.

•                  Securities trading volume in the Capital Markets segment for the month of February 2006 was $292 billion, an increase of 14 percent from February 2005, bringing year-to-date securities trading volume to $607 billion.

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Investor Relations

4500 Park Granada • Calabasas, CA  91302 •  818-225-3550

http://www.countrywide.com

 Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation. Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

•                  Net earned premiums from the Insurance segment were $91 million for the month of February 2006, which compares to $64 million for the prior year period. Year-to-date net earned premiums were $187 million.

“February operational results reflected across-the-board growth compared to February 2005,” said Stanford L. Kurland, President and Chief Operating Officer. “Compared to January 2006, mortgage loan funding volume decreased modestly as a result of typical seasonal effects. The mortgage loan pipeline rose from the prior month to reach $59 billion at month-end, despite virtually flat interest rates. The servicing portfolio continued to expand, ending the month at $1.14 trillion. Year-over-year operational results from other businesses were led by growth in assets at Countrywide Bank to $79 billion, growth in securities trading volume from the Capital Markets segment to $292 billion, and growth in net earned premiums from the Insurance segment to $91 million.”

Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500. Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts mortgage-related investment banking; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.

This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to:  competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES

OPERATING STATISTICS (1)

(Dollars in Millions)

	Month Ended		Year-to-Date
	February 28,	February 28,	February 28,
	2006	2005	2006
LOAN PRODUCTION
Number of Working Days in the Period	19	19	39
Average Daily Mortgage Loan Applications	$2,505	$2,329	$2,455
Mortgage Loan Pipeline (loans-in-process)	$59,336	$54,774
Commercial Real Estate Loan Pipeline (loans-in-process)	$258	$308

Loan Fundings:
Consumer Markets Division	$9,492	$8,520	$18,617
Wholesale Lending Division	5,713	5,378	11,326
Correspondent Lending Division	10,161	9,648	22,918
Capital Markets	1,746	1,050	2,701
Countrywide Bank (2)	3,825	2,310	8,008
Total Mortgage Loan Fundings	30,937	26,906	63,570
Commercial Real Estate Fundings	268	226	503
Total Loan Fundings	$31,205	$27,132	$64,073

Loan Fundings in Units:
Consumer Markets Division	57,601	56,651	112,706
Wholesale Lending Division	27,154	27,846	54,083
Correspondent Lending Division	48,267	51,625	109,468
Capital Markets	6,737	3,582	10,514
Countrywide Bank (2)	30,707	19,969	62,329
Total Mortgage Loan Fundings in Units	170,466	159,673	349,100
Commercial Real Estate	24	11	50
Total Loan Fundings in Units	170,490	159,684	349,150

Mortgage Loan Fundings: (3)
Purchase	$13,527	$12,052	$27,937
Non-purchase	17,410	14,854	35,633
Total Mortgage Loan Fundings	$30,937	$26,906	$63,570

Mortgage Loan Fundings by Product:
Government Fundings	$816	$695	$1,672
ARM Fundings	$15,682	$14,081	$32,517
Home Equity Fundings	$3,411	$2,618	$6,887
Nonprime Fundings	$2,845	$2,605	$5,887

MORTGAGE LOAN SERVICING (4)
Volume	$1,137,344	$878,270
Units	7,542,493	6,450,135
Subservicing Volume (5)	$28,776	$21,389
Subservicing Units	250,832	212,654
Prepayments in Full	$14,463	$11,790	$28,011
Bulk Servicing Acquisitions	$37	$4,136	$77
Portfolio Delinquency (%) - CHL (6)	4.29%	3.74%
Foreclosures Pending (%) - CHL (6)	0.47%	0.45%

	Month Ended		Year-to-Date
	February 28,	February 28,	February 28,
	2006	2005	2006
LOAN CLOSING SERVICES (units)
Credit Reports	788,038	696,309	1,610,005
Flood Determinations	253,647	260,748	529,193
Appraisals	80,234	76,441	166,737
Automated Property Valuation Services	497,300	508,279	1,465,196
Other	15,718	15,337	31,584
Total Units	1,634,937	1,557,114	3,802,715

CAPITAL MARKETS
Securities Trading Volume (7)	$292,307	$256,305	$607,165

BANKING
Assets Held by Countrywide Bank (in billions)	$78.7	$45.9

INSURANCE
Net Premiums Earned:
Carrier	$73.2	$49.3	$152.6
Reinsurance	17.4	14.8	34.4
Total Net Premiums Earned	$90.6	$64.1	$187.0

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$—	$118

Period-end Rates
10-Year U.S. Treasury Yield	4.55%	4.36%
FNMA 30-Year Fixed Rate MBS Coupon	5.73%	5.34%

(1)

The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)

These loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions. The amounts include loans funded for both investment purposes and for sale. The Company will report the amount of such loans subsequently sold on a quarterly basis.

(3)

Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(4)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.
(5)	Subservicing volume for non-Countrywide entities.
(6)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.
(7)	Includes trades with Mortgage Banking Segment.

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